UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2015

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA		92649
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 10, 2015, Quiksilver, Inc. (the “Company”), received a written notice (the “Notice”) from NYSE Regulation, Inc., stating that the Company is not in compliance with the continued listing standards set forth in Section 802.01C of the Listed Company Manual of the New York Stock Exchange (“NYSE”). Such noncompliance is based on the average closing price of the Company’s common stock being less than $1.00 per share over a period of 30 consecutive trading days. The Company intends to notify the NYSE, within 10 business days of its receipt of the Notice, of its intent to cure this noncompliance. In accordance with NYSE rules, the Company has six months from the date of receipt of the Notice to achieve compliance with the continued listing standards of Section 802.01C. The Company can regain compliance with the minimum per share average closing price standard at any time during the six-month cure period if, on the last trading day of any calendar month during the cure period, the Company has (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. Notwithstanding the foregoing, if the Company determines to remedy the non-compliance by taking action that will require shareholder approval, such as a reverse stock split, the Company must obtain shareholder approval of such action by no later than its next annual meeting, and implement such action promptly thereafter.

The Company’s common stock will continue to be listed and traded on the NYSE during the applicable cure period, subject to the Company’s compliance with the NYSE’s other applicable continued listing standards, under the symbol “ZQK,” but will be assigned a “.BC” indicator by the NYSE to signify that the Company is below compliance with the NYSE’s continued listing standards. In the event that the Company fails to regain compliance with the continued listing standards of Section 802.01C by the expiration of the applicable cure period, the NYSE will commence suspension and delisting procedures with respect to the Company’s common stock.

On July 16, 2015, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished herewith:

Exhibit No.	Exhibit Title or Description

99.1	Press Release dated July 16, 2015, issued by Quiksilver, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2015	Quiksilver, Inc. (Registrant)

	By:	/s/ Thomas Chambolle
Thomas Chambolle
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description

99.1	Press Release, dated July 16, 2015, issued by Quiksilver, Inc.

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